Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 (713) 495 4500 (713) 495 7799 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

December 19, 2014

ZaZa Energy Corporation

1301 McKinney Street, Suite 2800

Houston, Texas 77010

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) being filed by ZaZa Energy Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 212,470 shares (the “Warrant Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company, that were issuable upon the exchange of warrants (the “Warrants”), that were formerly held by Crede CG III, Ltd. (“Crede”) and pursuant to that certain settlement agreement, dated as of November 18, 2014 (the “Settlement Agreement”) by and between the Company and Crede, as described in the prospectus, as amended or supplemented from time to time, that is part of the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement;(ii) the Settlement Agreement; (iii) the certificates evidencing the Warrants (the “Warrant Certificates”); (iv) the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Company filed with the Secretary of State of the State of Delaware; (v) the Amended and Restated By-Laws of the Company (the “Bylaws”); (vi) the resolutions adopted by the board of directors of the Company relating to the Registration Statement and (vii) the resolutions adopted by the board of directors of the Company relating to the issuance of the Warrant Shares.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

ZaZa Energy Corporation

December 19, 2014

certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; and (ii) certificates, if any, representing the Warrant Shares shall have been duly executed, countersigned and registered and duly delivered (or, if any Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares) in accordance with the terms of the Warrants.

For the purposes of our opinion, we have assumed that, at the time of the issuance and delivery of each Warrant Share: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the Certificate of Incorporation, Bylaws and Warrant Certificates, each as currently in effect, will not have been modified or amended and will be in full force and effect; (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Certificate of Incorporation; and (iv) the Settlement Agreement has been duly authorized, executed and delivered by Crede and constitutes the legal, valid and binding obligation of Crede, enforceable against Crede in accordance with its terms, and has not been modified or rescinded.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP